UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2016 (October 13, 2016)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary          212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 13, 2016, Alcoa Inc. (“Alcoa”) issued a press release announcing that, in preparation for its planned separation into two independent, publicly-traded companies, future companies Arconic Inc. (“Arconic”) and Alcoa Upstream Corporation (“Alcoa Corporation”) will each host investor events in October 2016. Arconic will commence a series of investor meetings beginning October 19, 2016, and will host a global investor webcast on October 27, 2016, at 8:30 a.m. EDT. Alcoa Corporation will commence a series of investor meetings beginning October 20, 2016, and will host its global investor webcast on October 20, 2016, at 9 a.m. EDT. The separation of Alcoa is scheduled to become effective before the opening of the market on November 1, 2016.

The press release announcing these events and a copy of the Arconic materials to be presented at these meetings are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. In addition, the aforementioned presentation materials will be available shortly before the commencement of these meetings on www.alcoa.com.

The information in Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 is being furnished, not filed, in accordance with the provisions of General Instruction B.2 of Form 8-K. Accordingly, the information in Item 7.01 of Form 8-K and in Exhibits 99.1 and 99.2 will not be incorporated by reference into any registration statement filed by Alcoa under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following are furnished as exhibits to this report:

Exhibit No.	Description

99.1	Press Release of Alcoa Inc., dated October 13, 2016.

99.2	Arconic Global Investor Presentation, dated October 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Audrey Strauss
Name: Audrey Strauss
Title: Executive Vice President, Chief Legal Officer and Secretary

Date: October 18, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Alcoa Inc., dated October 13, 2016.

99.2	Arconic Global Investor Presentation, dated October 18, 2016.